Pattern Reports Record Second Quarter 2026 Financial Results
Q2 Revenue Growth of 47% Year over Year, for a Record $877 million
Record NRR of 129%, up from 118% in the Prior Year Period

LEHI, UT — August 5, 2026 — Pattern Group Inc. (NASDAQ: PTRN), a leader in accelerating brands on global ecommerce marketplaces, today announced financial results for the second quarter ended June 30, 2026.
"Q2 marked our fourth consecutive quarter of 40%-plus revenue growth, and the fourth consecutive quarter of adjusted EBITDA growth outpacing revenue. NRR reached a record 129% and our international business crossed $100 million for the first time. Our model is working,” said Dave Wright, Co-Founder and CEO of Pattern. "The deeper brands engage with Pattern, the stronger our data advantage becomes, and the faster they grow."
"The brands we serve are operating in a faster, more competitive, and more complex ecommerce landscape than they were even just a year ago. In May, we launched Pattern Intelligence, or Pi, powered by more than 91 trillion data points and 44 patents issued or pending, delivering real-time optimization across every lever of ecommerce growth. Pi represents years of deliberate investment in our data and AI architecture. We enter the second half of 2026 with momentum and a model that keeps compounding," said Wright.
Second Quarter 2026 Financial Highlights
•Record Revenues of $877 million, up 47% year over year.
•Record Net Revenue Retention Rate (“NRR”) of 129%, up from 118% in the prior year.
•Record Revenue, not attributable to Amazon, of $82 million, up 93% year over year.
•Record International Revenue of $110 million, up 87% year over year.
•Net income of $27 million, up 16% year over year, and diluted earnings per share of $0.15.
•Adjusted EBITDA (non-GAAP) of $54 million, up 54% year over year.
•Net cash provided by operating activities for the trailing twelve months (“TTM”) ended June 30, 2026 of $136 million, up 76% year over year.
•Free Cash Flow (non-GAAP) for the TTM ended June 30, 2026 of $106 million, up 92% year over year.
See “Non-GAAP Financial Measures” for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures.
Financial Outlook
“Q2 demonstrates the strength of our model. Revenue grew 47% year over year, Adjusted EBITDA grew 54%, trailing twelve-month free cash flow grew 92%, and we ended the quarter with $346 million in cash and no debt. This performance gives us confidence to again raise our full-year outlook," said Jason Beesley, Chief Financial Officer. "Our Q3 outlook reflects about 4 points of revenue and Adjusted EBITDA growth moving into Q2 from Q3, due to the calendar shift of the large marketplace promotional events, which changed from July last year to June this year. We are seeing strong momentum across the business and look forward to continuing to deliver for our brand partners."

For the third quarter 2026, Pattern anticipates:
Revenues in the range of $840 million to $860 million, representing approximately 31% to 34% growth year over year.
Adjusted EBITDA (non-GAAP) in the range of $51 million to $53 million, representing approximately 25% to 29% growth year over year.

For the full year 2026, Pattern anticipates:
Revenues in the range of $3.42 billion to $3.46 billion, representing approximately 37% to 38% growth year over year.
Adjusted EBITDA (non-GAAP) in the range of $211 million to $213 million, representing approximately 38% to 40% growth year over year.
See “Non-GAAP Financial Measures” for additional information on non-GAAP financial measures.
Conference Call, Webcast, and Other Information
Pattern will host a conference call and live webcast to discuss its second quarter 2026 financial results at 2:30 p.m. Mountain Time today, August 5, 2026. A live webcast of the call can be accessed from Pattern’s investor relations website at https://investors.pattern.com/. An archived version of the webcast will be available from the same website after the call.
About Pattern
Pattern accelerates brands on global ecommerce marketplaces leveraging proprietary technology and AI. Utilizing more than 91 trillion data points, sophisticated machine learning and AI models, Pattern optimizes and automates all levers of ecommerce growth for global brands, including advertising, content management, logistics and fulfillment, pricing, forecasting and customer service. Hundreds of global brands depend on Pattern’s ecommerce acceleration platform every day to drive profitable revenue growth across more than 70 global marketplaces—including Amazon, TikTok Shop, Walmart.com, Target.com, eBay, Tmall, JD, and Mercado Libre.
Forward-Looking Statements
This press release and corresponding presentation contain “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include all statements other than statements of historical fact, including but not limited to statements regarding the Company’s future performance, growth, opportunities, profitability, cash flows, offerings, momentum, growth of new and existing brand partners, expectations regarding our share repurchase program, growth of our non-Amazon and international business, strategies, market position, macro environment, geopolitical conflict, impacts of trade policies, potential supply chain disruptions, price increases, market trends, consumer spending, sentiment and practices, and our ability to navigate the same; financial guidance regarding revenues, revenue growth, adjusted EBITDA, adjusted EBITDA growth, and other financial items; and statements involving timing, beliefs or assumptions underlying any of the foregoing. You should not place any undue reliance on any forward-looking statements, which speak only as of the date they were made. We undertake no obligation to update any forward-looking statements to reflect events or circumstances arising after the date hereof.
Forward-looking statements are inherently difficult to predict. Actual results could differ materially for a number of reasons, including but not limited to those related to the Company’s relatively limited history operating as a public company which makes it difficult to evaluate the Company’s business and prospects, the market for the Company’s product or service offerings developing slower or differently than expected; any difficulties we may experience with brand partners, marketplaces, sourcing of products, accessing and utilizing marketplace data, responding to technological advancement, attracting/retaining key employees, forecasting consumer demand and practices, maintaining customer satisfaction, optimizing operations, driving traffic to our products; any difficulties with our infrastructure, fulfillment partners, supply chain, payment processors, data storage, data processing, shipping, insurance, competition, macroeconomic factors, consumer discretionary spending, tariffs or trade policies, global or political conflict, inflation rates, exchange rates, or any inability to sustain profitable growth. Other risks and uncertainties include, among others, any problems with product or tool integration, protection of our intellectual property, cyber-attacks or data breaches affecting us, adverse tax, compliance, regulatory or legal developments, lawsuits or claims, and other risks and uncertainties that are detailed under the caption “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange

Commission ("SEC") on March 6, 2026, our quarterly report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 7, 2026, and in our subsequent filings with the SEC.

Media Contact:
Tom Cook
Global Communications
press@pattern.com

Investor Contact:
Whitney Kukulka
The Blueshirt Group
investors@pattern.com

Pattern Group Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2026	2025	2026
Revenues	$598,150	$876,773	$1,138,556	$1,650,500
Operating expenses:
Cost of goods sold	341,333	492,410	645,933	925,904
Operations, general and administrative	103,692	165,073	203,768	310,821
Sales and marketing	116,541	170,801	217,220	314,527
Research and development	6,455	12,953	12,098	24,141
Total operating expenses	568,021	841,237	1,079,019	1,575,393
Operating income	30,129	35,536	59,537	75,107
Interest income, net	1,688	2,199	3,205	4,453
Other income (expense), net	32	(197)	(129)	(479)
Income before income taxes	31,849	37,538	62,613	79,081
Provision for income taxes	8,068	10,039	16,030	22,369
Net income	$23,781	$27,499	$46,583	$56,712
Adjustments to net income attributable to common stockholders	7,344	—	14,500	—
Net income attributable to common stockholders	$16,437	$27,499	$32,083	$56,712

Net earnings per share attributable to common stockholders:
Basic	$0.18	$0.16	$0.35	$0.32
Diluted	$0.18	$0.15	$0.35	$0.31

Weighted-average common shares outstanding:
Basic	90,591	176,923	90,591	176,882
Diluted	90,591	181,194	90,591	180,327

Pattern Group Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Six Months Ended June 30,
	2025	2026
Cash flows from operating activities:
Net income	$46,583	$56,712
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,285	11,232
Stock-based compensation	—	18,685
Deferred income taxes	—	6,919
Other	1,396	21
Changes in operating assets and liabilities:
Accounts receivable, net of allowance	(12,271)	(30,506)
Inventory	7,681	(24,138)
Prepaid expenses and other current assets	(3,919)	9,411
Other non-current assets	(1,068)	36
Operating leases, net	(6)	(271)
Accounts payable	8,275	24,520
Accrued expenses	(754)	13,280
Other liabilities	(3,757)	1,369
Net cash provided by operating activities	50,445	87,270
Cash flows from investing activities:
Purchases of property and equipment	(10,578)	(20,196)
Net cash used in investing activities	(10,578)	(20,196)
Cash flows from financing activities:
Payment of taxes withheld upon vesting of restricted stock	—	(8,075)
Proceeds from employee stock purchase plan	—	1,256
Repurchases of common stock	—	(3,712)
Net cash used in financing activities	—	(10,531)
Effect of exchange rates on cash and cash equivalents	(229)	238
Net change in cash and cash equivalents	39,638	56,781
Cash and cash equivalents at beginning of the period	175,615	289,049
Cash and cash equivalents at end of the period	$215,253	$345,830

Pattern Group Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands, except per share data)

	December 31, 2025	June 30, 2026
Assets
Current Assets:
Cash and cash equivalents	$289,049	$345,830
Accounts receivable, net of allowance	177,214	207,720
Inventory	294,737	318,298
Prepaid expenses and other current assets	31,575	22,092
Total current assets	792,575	893,940
Property and equipment, net	41,087	53,740
Intangible assets, net	16,694	13,856
Goodwill	37,769	37,841
Operating lease right-of-use assets	28,164	48,910
Other non-current assets	31,350	24,311
Total assets	$947,639	$1,072,598
Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable	$274,977	$300,258
Accrued expenses	53,818	67,098
Operating lease liabilities, current	8,826	10,401
Other current liabilities	921	2,362
Total current liabilities	338,542	380,119
Operating lease liabilities, non-current	22,009	40,909
Other non-current liabilities	6,093	5,938
Total liabilities	366,644	426,966
Stockholders' equity:
Series A Common stock, $0.001 par value: 2,200,000 and 2,200,000 shares authorized, respectively; 154,691 and 155,381 shares issued and outstanding, respectively	155	155
Series B Common stock, $0.001 par value: 100,000 and 100,000 shares authorized, respectively; 21,703 and 21,703 shares issued and outstanding, respectively	22	22
Additional paid-in capital	551,648	559,802
Accumulated other comprehensive income	448	219
Retained earnings	28,722	85,434
Total stockholders' equity	580,995	645,632
Total liabilities and stockholders' equity	$947,639	$1,072,598

Supplemental Operational Data
We measure our business using both financial and operating metrics to assess the near-term and long-term performance of our overall business, including identifying trends, formulating financial projections, making strategic decisions, assessing operational efficiencies and monitoring our business.
Existing brand partners are brand partners that have been with Pattern for more than twelve months since Pattern first generated over $1,000 in revenue attributable to such brand partner. New brand partners are all other brand partners that are not existing brand partners.
NRR is an important metric to measure the long-term performance of our brand partner relationships. In any given period, we calculate NRR by comparing total revenue attributable to all existing brand partners in the current trailing 12-month period to that of the previous trailing 12-month period. This metric, expressed as a percentage, provides valuable insight into the accelerated growth delivered through our platform, the effectiveness of our brand expansion strategies and our ability to deepen relationships with existing brand partners. For the purpose of our NRR calculation, we only include brand partners that, as of the measurement date, are existing brand partners. Additionally, for those existing brand partners that, as of the measurement date, have been with Pattern for more than twelve full months but less than 24 full months since we first generated over $1,000 in revenue attributable to such brand partner, we only include current period revenue for the corresponding months in the current period for which the brand partner had attributable revenue in the previous period.
Non-GAAP Financial Measures
We are providing certain non-GAAP financial measures in this release and related earnings conference call, including adjusted EBITDA and free cash flow. We use these non-GAAP measures internally in analyzing our financial results and we believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance in the same manner as our management and board of directors. We have provided reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures in this earnings release. These non-GAAP financial measures should be used in addition to and in conjunction with the results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures.
We calculate forward-looking non-GAAP financial measures, such as Adjusted EBITDA, based on internal forecasts that omit certain amounts that would be included in forward-looking GAAP financial measures. We do not attempt to provide a reconciliation of forward-looking non-GAAP financial measures to forward-looking GAAP financial measures because forecasting the timing or amount of items that have not yet occurred and are out of our control is inherently uncertain and unavailable without unreasonable efforts. Further, we believe that such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of financial performance.
We calculate Adjusted EBITDA, as net income excluding depreciation and amortization; interest income, net; provision for income taxes; share-based compensation expense and related taxes; indirect initial public offering and secondary offering costs; and other items that we do not consider representative of our underlying operations. We believe it is useful to exclude charges, such as depreciation and amortization and share-based compensation expense from our Adjusted EBITDA because the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations. We believe it is useful to exclude interest income, net; provision for income taxes; and other items that are not components of our core business operations. Non-GAAP financial measures such as Adjusted EBITDA should not be considered in isolation or as an alternative to net income or any other measure of financial performance calculated and prescribed in accordance with GAAP. In addition, Adjusted EBITDA may not be comparable to similarly titled measures in other organizations because other organizations may not calculate Adjusted EBITDA in the same manner as we do, thus limiting its usefulness as a comparative measure.
Free cash flow is a non-GAAP financial measure that is calculated as net cash provided by operating activities reduced by purchases for property and equipment. We believe free cash flow is a useful measure to evaluate the cash impact of the operations of the business including purchases of property and equipment which are a necessary component of our ongoing operations.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
The following table provides a reconciliation of net income to Adjusted EBITDA:

	Three Months Ended June 30,
(in thousands)	2025	2026
Net income	$23,781	$27,499
Add (deduct):
Depreciation and amortization	4,240	5,814
Interest income, net	(1,688)	(2,199)
Provision for income taxes	8,068	10,039
Other:
Share-based compensation and related taxes(1)	—	11,796
Indirect initial public offering and secondary offering costs(2)	638	856
Adjusted EBITDA	$35,039	$53,805
_________________
(1)Share-based compensation and related taxes include compensation expense for both stock and cash settled restricted stock units and the related employer taxes.
(2)Secondary offering costs relate to fees and expenses incurred in conjunction with an underwritten secondary public offering by a certain stockholder of the Company. Pursuant to the Amended and Restated Investors’ Rights Agreement, dated as of September 28, 2021, by and among the Company and the investors listed therein, we are obligated to bear the registration expenses associated with such offering. We did not receive any proceeds from the sale of shares by the selling stockholder.
The following table provides a reconciliation of net cash provided by operating activities to free cash flow:

	Last Twelve Months Ended June 30,
(in thousands)	2025	2026
Net cash provided by operating activities	77,324	136,231
Purchases of property and equipment	(22,169)	(30,100)
Free cash flow	$55,155	$106,131